Exhibit 10 (j)


                             ENESCO GROUP, INC.

                     MANAGEMENT INCENTIVE PLAN (M.I.P.)

               Amended and Restated Effective January 1,1999

I.     PURPOSE

       The Management Incentive Plan (M.I.P. or the Plan) is an annual variable compensation plan designed to motivate management to achieve superior results. It directly links compensation with the achievement of Company business objectives.


II.    ELIGIBILITY

       The M.I.P. is offered to executives who are in a position to have an impact on the results of the business. This is normally defined as executives in salary grades 15 and above.

       Executives who are hired after the first of the year will be eligible to participate in the Plan as follows:

       1) Executives who are hired after the beginning of the year, but prior to June 30th, are automatically eligible.

       2) Executives who are hired after June 30th, but prior to September 30th, may be eligible to participate in the M.I.P. if meaningful specific objectives are quickly developed.

       3) Executives who are hired after September 30th will not be eligible for an M.I.P. award in that year.

       The M.I.P. payout calculation will be based on the actual prorated earnings for the year.


III.   BONUS FORMULA

       An executive's Annual Bonus is based on the following:

       A.     Individual Portion - 10% to 40% of Target Bonus

              This portion consists of clearly stated and measurable specific personal objectives that are developed and agreed to between the executive and his or her supervisor.

       B.     Financial Portion - 60% to 90% of Target Bonus

              This portion is based on performance of the Company, the Group, or the executive's principal business Unit, as applicable, and indirect relation to the Annual Profit Plan. For executives in individual business Units, the financial portion will be split 48%/12% between the executive's principal business Unit and the total Company.

       C.     Leveraging & Payout

              No leveraging, and no payout, will be earned for performance below 80% of the Annual Profit Plan or if Operating Profit is below the prior year. Achievement of both Individual and Financial Objectives is leveraged in accordance with the following formula:

              % of Financial Plan Achieved            % Award/Leverage
              ----------------------------            ----------------
              Less than 80%                           No Award
              Operating profit below prior year       No Award
                       80%                              0 Financial +
                                                          Individual
                                                          (Achieved)
                       90%                            50% Financial+
                                                          Individual
                                                          (Achieved)
                      100%                           100% Financial &
                                                          Individual (Achieved)
                      105%                           125%    "           "
                      115%                           175%    "           "
                      120% or more                   200%    "           "

       D. The bonus formula targets between individual goals and financial will vary by degree of responsibility:

                                                Financial     Individual
                                                ---------     ----------
              Top Group - Officers
              And Canada - EEGG Presidents       90%              10%

              Labor Grade 23 and above           75%              25%

              All others                         60%              40%


IV.    PLAN ADMINISTRATION

       Financial Objective

       These objectives are developed from the Annual Profit Plan. Criteria differ for Corporate executives and executives in operating groups. Executives are measured on the average of three factors:

                     Factor                      Weight
                     ------                      ------
                     Sales                          15%
                     Operating Income               70%
                     EVA                            15%

       Each factor in the series is weighted in order to arrive at a composite number for the Financial Portion of the bonus formula. In no event will a financial factor be given credit above the maximum leverage (200% of Plan) or below the minimum leverage (50% of Plan).

       Individual Objectives

       At the beginning of each year, the executive meets with his/her supervisor to establish objectives that are consistent with job responsibilities and with the Annual Profit Plan. These objectives should represent important goals or projects that the executive intends to accomplish during the year and that will be fully challenging. Objectives must be measurable, with clear criteria specified for evaluating their achievement at year end.

       Periodic Review

       During the year, management/supervisors should review with the executive, his or her progress toward achieving each of the individual objectives. This generally should take place following the release of the six and nine month earnings results. The management/supervisor should provide information on how the Company, Group and business Unit are doing in relation to planned goals, and should review the status of individual objectives. If a change in job responsibilities or business focus requires a change in objectives, these must be approved by senior management of the Group or the Company and the change clearly documented. In all cases, open communication is essential to success of the M.I.P.

V.     AWARD DETERMINATION

       A.     Criteria

              Individual Portion: At the beginning of the following year, management reviews all results for the prior year and arrives at a determination of the extent to which the participants' individual objectives have been achieved.

              Financial Portion: Results are determined based upon the Company's audited year-end financial statements compared to the objectives established in the Annual Profit Plan. A separate calculation is made for each of the applicable financial criteria.

       B.     Calculation of Bonus Award

              o   If Financial Results are equal to or greater than 100% of
                  Plan:

                  The sum of Individual Portion achieved III(A) plus the Financial Portion achieved III(B) is multiplied by the leveraging formula outlined in III(C) to equal the TOTAL BONUS AWARD..

              o If Financial Results are between 90% and 100% of Plan and Operating Profit exceeds prior year:

                  There is no leveraging or change to the Individual Portion achieved and the Financial Portion achieved III(B) is reduced by the leveraging formula outlined in III(C). TOTAL BONUS AWARD equals the sum of III(A) and III(B X C).

              o If Financial Results are between 80% and 90% of Plan and Operating Profit exceeds prior Year:

                  There is no leveraging or change to the Individual Portion achieved, but there will be no Financial Portion.

              o If Financial Results are below 80% of Plan and/or Operating Profits are below prior year:

                  There is no Bonus Award on either Financial or Individual Portions.


              In order to be eligible for an award, an executive must be on the payroll in good standing through the end of the calendar year. Exceptions apply in the case of approved leave of absence, family or medical leave.

VI.    APPROVALS

       A. Individual Objectives: These require the approval of the immediate supervisor and the respective Group President. CEO approval is required for the first level of direct reports in each Group.

       B. Financial Objectives: Final numbers and calculations will be prepared by the Corporate Finance Department and require approval of the CEO.

       C. Final Payments: All final bonus calculations and recommended payments are submitted to the Compensation and Stock Option Committee of the Board of Directors for review and final approval at the March Committee meeting.